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Exhibit 10.6

PMC International, Inc.





SUBSCRIPTION AGREEMENT





Dated as of December 23, 1996


TABLE OF CONTENTS


Section                                                           Page
1.   Authorization; Subscription for Shares                          1
1.1  Authorization of Shares                                         1
1.2  Sale and Purchase of Shares                                     1
1.3  Closing                                                         1
2.   Conditions to Subscriber's Obligations                          2
2.1  Representations and Warranties                                  2
2.2  Performance; No Default                                         2
2.3  Officer's Certificate                                           2
2.4  Opinion of Counsel                                              2
2.5  Purchase Permitted by Applicable Laws                           2
2.6  Registration Rights Agreement                                   2
2.7  Proceedings and Documents                                       3
2.8  Sale of Other Shares                                            3
2.9  Consummation of Restructuring                                   3
3.   Conditions to the Company's Obligations                         3
3.1  Representations and Warranties                                  3
3.2  Letter from the Placement Agent                                 3
3.3  Payment for the Shares                                          3
3.4  Sale Permitted by Applicable Laws                               3
4.   Representations and Warranties of the Company                   3
4.1  Organization, Standing and Qualification                        3
4.2  Capitalization                                                  4
4.3  Authorization and Validity of Agreements                        5
4.4  No Conflict with Other Instruments; No Approvals
     Required Except as Have Been Obtained                           5
4.5  No Material Adverse Change                                      5


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4.6   Full Disclosure                                                5
4.7   Financial Statements                                           6
4.8   Use of Proceeds                                                6
4.9   Litigation                                                     6
4.10  Taxes                                                          7
4.11  Compliance with Laws                                           7
4.12  Private Offering                                               7
4.13  SEC Reports                                                    8
4.14  Intellectual Property                                          8
4.15  Investment Company Act                                         8
5.    Representations and Warranties of the                          8
5.1   Due Organization, Good Standing and Authority                  8
5.2   Authorization and Validity of Agreement.                       8
5.3   Accredited Investor                                            8
5.4   Investment Intent                                              9
5.5   Accuracy and Reliance                                          9
6.    Compliance with the Securities Act                            10
6.1   Certificates Evidencing the Shares                            10
6.2   Notice of Proposed Transfer; Opinion of Counsel               10
7.    Miscellaneous                                                 10
7.1   Filing of Registration Statement                              10
7.2   Directorships                                                 11
7.3   Survival of Representations and Warranties; Severability      11
7.4   Termination of Agreement                                      11
7.5   Amendment; Waiver                                             11
7.6   Notices, etc.                                                 11
7.7   Successors and Assigns                                        12
7.8   Descriptive Headings                                          12
7.9   Governing Law                                                 12
7.10  Counterparts                                                  12
7.11  Integration; Severability                                     12

SCHEDULE A  --  Information as to Subscriber

EXHIBIT A  --   Form of Opinion of Holme Roberts & Owen LLP, Counsel for the
Company

EXHIBIT B  --   Form of Registration Rights Agreement

EXHIBIT C   --  Form of Letter of Placement Agent

CONFIDENTIAL INVESTOR QUESTIONNAIRE


SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (the "Agreement"), dated as of December 23,



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1996, between PMC International, Inc., a Colorado corporation (the "Company"), and the Subscriber whose name appears on the signature page hereto (the "Subscriber").

WHEREAS, the Company desires to sell in a private placement (the "Offering") shares of its common stock, par value $.01 per share (the "Common Stock"), as set forth in the Private Placement Memorandum, dated November 11, 1996, prepared by the Company (together with all exhibits contained therein and any amendments or supplements thereto, the "Memorandum"), on the terms and conditions hereinafter set forth, and the Subscriber desires to purchase that number of shares of Common Stock set forth on Schedule A hereto; and

WHEREAS, this Agreement sets forth the terms and conditions upon which the Company will sell the shares of Common Stock to the Subscriber and the Subscriber will purchase the shares of Common Stock from the Company.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

1.  Authorization; Subscription for Shares.

1.1 Authorization of Shares. The Company has authorized the issuance and sale pursuant to the Offering of that number of shares (the "Shares") of the Common Stock necessary to raise aggregate proceeds of approximately $11,000,000.

1.2 Sale and Purchase of Shares. In reliance upon the representations and warranties made herein and subject to the satisfaction or waiver of the terms and conditions of this Agreement, the Company will issue and sell to the Subscriber and the Subscriber will purchase from the Company, at the Closing provided for in Section 1.3, the number of Shares set forth opposite such Subscriber's name in Schedule A at the purchase price set forth on Schedule A. Contemporaneously with entering into this Agreement, the Company is entering into separate Subscription Agreements (the "Other Agreements") substantially identical with this Agreement with each of the other subscribers (the "Other Subscribers"), providing for the sale to each of the Other Subscribers, at such Closing, of the number of Shares specified opposite such Other Subscriber's names in Schedule A of the Other Agreements. The sales of the Shares to the Subscriber and to each of the Other Subscribers are to be separate sales, and this Agreement and the Other Agreements are to be separate agreements.

1.3 Closing. Subject to the terms and conditions of this Agreement, the sales of the Shares to be purchased by the Subscriber and the




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Other Subscribers shall take place at the offices of Holme Roberts & Owen LLP,
1700 Lincoln Street, Suite 4100, Denver, Colordo 80203, at 11:00 a.m., Denver time, at a closing (the "Closing") on December 23, 1996 or on such other business day thereafter as may be agreed upon by the Company, the Subscriber and the Other Subscribers (the "Closing Date"). At the Closing, the Company will deliver to the Subscriber the certificates registered in the Subscriber's name (or in the name of the Subscriber's nominee), representing the aggregate number of Shares to be purchased by the Subscriber, against delivery by the Subscriber to the Company of immediately available funds in the amount of the purchase price therefor.

2. Conditions to Subscriber's Obligations. The Subscriber's obligation to purchase and pay for the Shares to be sold to such Subscriber at the Closing shall be subject to the fulfillment, prior to or at the Closing, of the following conditions:

2.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of the Closing Date.

2.2 Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

2.3 Officer's Certificate. The Company shall have delivered to the Subscriber an officer's certificate, dated as of the Closing Date, certifying that the conditions specified in Sections 2.1, 2.2, 2.8, and 2.9 have been fulfilled and setting forth in reasonable detail the capitalization (including the long-term and short-term debt) and the amount of outstanding warrants and options of the Company giving effect to the Restructuring (as defined in the Memorandum), the Offering and the Restructuring of the Phillips Andrus LLC as described in the Memorandum.

2.4 Opinion of Counsel. The Subscriber shall have received an opinion from Holme, Roberts & Owen LLP, counsel for the Company, as to the matters set forth in Exhibit A hereto, addressed to such Subscriber and dated as of the Closing Date.

2.5 Purchase Permitted by Applicable Laws. The offering, issuance, purchase and sale of, and payment for, the Shares to be purchased by the Subscriber on the Closing Date on the terms and conditions herein provided (a) shall not violate any applicable law, governmental regulation, court order or injunction (temporary or permanent) and (b) shall not subject the Subscriber to any tax, penalty, liability or other material adverse effect under or pursuant to any applicable law or governmental




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regulation, and the Subscriber shall have received such certificates or other evidence as the Subscriber may request to establish compliance with this condition.

2.6 Registration Rights Agreement. The registration rights agreement to be entered into by the Subscriber, the Company and each of the Other Subscribers providing for, among other things, the registration of the Shares (the "Registration Rights Agreement") shall have been duly executed and delivered by the respective parties thereto, shall not have been terminated, shall be in full force and effect and shall be in substantially the form attached hereto as Exhibit B. The Subscriber shall have received an original copy of the Registration Rights Agreement.

2.7 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to the Subscriber, and the Subscriber shall have received all such counterpart originals or certified or other copies of such documents as the Subscriber may reasonably request.

2.8 Sale of Other Shares. Contemporaneously with the Closing, the Company shall sell to the Other Subscribers and receive payment for that number of Shares that, when combined with the Shares to be purchased by the Subscriber, will raise at least $6,000,000 in aggregate gross proceeds to the Company.

2.9 Consummation of Restructuring. The restructuring (as described in the Memorandum) shall have occurred in all material respects.

3. Conditions to the Company's Obligations. The Company's obligation to issue and sell the Shares under this Agreement shall be subject to the fulfillment, prior to or at the Closing, of the following conditions:

3.1 Representations and Warranties. The representations and warranties of the Subscriber contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of the Closing Date.

3.2 Letter from the Placement Agent. The Company shall have received from Keefe, Bruyette & Woods, Inc. (the "Placement Agent") a letter, dated as of the Closing Date and addressed to the Company,




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substantially in the form of Exhibit C attached hereto.

3.3 Payment for the Shares. The Subscriber shall have delivered to the Company and the Company shall have received full payment in immediately available funds in respect of such Subscriber's purchase of the Shares.

3.4 Sale Permitted by Applicable Laws. The sale of the Shares by the Company on the terms and conditions herein shall not violate any applicable law, governmental regulation, court order or injunction (temporary or permanent).

4. Representations and Warranties of the Company. The Company represents and warrants to the Subscriber as follows:

4.1 Organization, Standing and Qualification. Each of the Company and its Subsidiaries (as hereinafter defined) (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing in all jurisdictions in which it is required to be so qualified or licensed except where the failure to be so licensed or qualified would not have a material adverse effect on the Company and its Subsidiaries taken as a whole. As used in this Agreement, the term "Subsidiaries" means Portfolio Management Consultants, Inc., Portfolio Brokerage Services, Inc. and Portfolio Technology Services, Inc. and the term "Subsidiary" refers to each of such entities individually. The Company does not own any capital stock in any entity other than the Subsidiaries.

4.2  Capitalization.

(a) The issuance and sale of the Shares has been duly authorized by the Company, and upon payment for the Shares in accordance with Section 1.3 hereof, the Shares will be validly issued, fully paid and non-assessable.

(b) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, no par value (the "Preferred Stock"). As of the date of this Agreement, there are (x) 5,555,713 shares of Common Stock issued and outstanding and no shares of Common Stock held in the Company's treasury, (y) no shares of Common Stock reserved for issuance upon




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exercise of outstanding stock options, warrants or otherwise except for (i)
2,534,000 shares of Common Stock reserved for issuance upon exercise of options granted by the Company, (ii) 5,125,000 shares of Common Stock reserved for issuance upon exercise of warrants issued by the Company, and (iii) approximately 290,000 shares of Common Stock reserved for issuance upon the exchange of certain shares of Preferred Stock for Common Stock and (z) 349,017 shares of Preferred Stock issued and outstanding, and no shares of the Preferred Stock held in the Company's treasury or reserved for issuance upon exercise of outstanding stock options or otherwise. All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except (i) for the Other Agreements or
(ii) as described in the Memorandum, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the Company. Except as described in the Memorandum, the Company has not entered into any agreement to register its equity or debt securities under the Securities Act of 1933, as amended (the "Securities Act"), other than the Registration Rights Agreements, and there are no understandings or agreements with respect to the voting of any of the Company's capital stock.

(c) All of the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and all such shares are owned directly or indirectly by the Company free and clear of any lien, charge, encumbrance or security interest whatsoever except for the security interests of Bedford Capital Corporation ("Bedford") and certain old and new bridge lenders of the Company (the "Bridge Lenders") which shall be released upon consummation of the Restructuring. No Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

4.3  Authorization and Validity of Agreements.

(a) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. All corporate proceedings on the part of the Company necessary to approve this Agreement and to consummate the transactions contemplated hereby have been taken prior to the date of this Agreement.



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(b) The Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company at the Closing, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

4.4 No Conflict with Other Instruments; No Approvals Required Except as Have Been Obtained. Delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not violate, with or without the giving of notice or the lapse of time, or both, or require any registration, qualification, approval or filing under, any provision of law, statute, ordinance or regulation applicable to the Company, and will not conflict with, or require any consent or approval under, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of the Company under, or result in the creation of any claim, lien, charge or encumbrance upon any of the properties, assets or businesses of the Company or any of the Subsidiaries pursuant to the Articles of Incorporation or By-Laws of the Company or any of its Subsidiaries, as the case may be, or any order, judgment, decree, law, ordinance or regulation applicable to the Company or any contract, instrument, agreement or restriction to which the Company or any of the Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets or properties is bound. Neither the Company nor any of its Subsidiaries nor any of their respective assets or properties is subject to any charter, by-law, contract or other instrument or agreement, order, judgment, decree, law, statute, ordinance or regulation or any other restriction of any kind or character that would prevent the Company from entering into this Agreement or the Registration Rights Agreement or from consummating the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof.

4.5 No Material Adverse Change. Since September 30, 1996, there has not been any material adverse change in the business, prospects, assets, liabilities, results of operations or financial condition of the Company or any of its Subsidiaries, except as described in, or contemplated by, the Memorandum.

4.6 Full Disclosure. None of the Memorandum, the Registration Rights Agreement, this Agreement or the Schedules hereto (except for the Subscriber's representations and warranties set forth herein), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading except that no representation or warranty is made




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with respect to the projections set forth in the Memorandum under the caption
"Financial Projections" other than as set forth in Section 4.7(b). There is no fact known to the Company which the Company has not disclosed to the Subscriber in the Memorandum or herein which materially adversely affects, or which could reasonably be expected to materially adversely affect, the business, prospects, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform it obligations under this Agreement or the Registration Rights Agreement.

4.7  Financial Statements.

(a) Except as otherwise stated in the notes thereto, the financial statements of the Company and its Subsidiaries included as exhibits to the Memorandum have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis and fairly present the financial position, results of operations and changes in financial position of the Company and its Subsidiaries as of the dates and for the periods indicated. The selected financial data relating to the Company and its Subsidiaries included in the Memorandum have been compiled on a basis consistent with that of the audited consolidated financial statements of the Company and its Subsidiaries included Company's Form 10-KSB included as an exhibit to the Memorandum and fairly present the information shown therein. Except as reflected in such financial statements and the notes thereto and except as described in the Memorandum under the caption "The Company -- Corporate History -- New Bridge Loan", neither the Company nor any of its Subsidiaries have any liabilities absolute or contingent, that are, individually or in the aggregate, material to the Company and its Subsidiaries, other than ordinary course liabilities incurred since the last date of such financial statements in connection with the transactions contemplated by the Memorandum or with conduct of the business of the Company or any of its Subsidiaries that are not, individually or in the aggregate, material to the Company and its Subsidiaries.

(b) Nothing has come to the attention of the Company which causes it to believe that the information contained in the Memorandum under the caption "Financial Projections" is not reasonably based upon information available to the management of the Company as of the date of the Memorandum and at the time of Closing. The Company believes that the projections of financial results contained in the Memorandum were prepared on a reasonable basis and the underlying assumptions provide a reasonable basis for such forecast.

4.8 Use of Proceeds. The net proceeds from the sale of the Shares



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will be used solely for the purposes set forth in the Memorandum.

4.9  Litigation.

(a) Except as described in the Memorandum, there is no action, suit, proceeding or investigation pending, or to the best knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries in any court or before any governmental authority or arbitration board or tribunal, which could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries taken as a whole or that could adversely affect the consummation of the transactions contemplated hereby or by the Registration Rights Agreement.

(b) Except as described in the Memorandum, neither the Company nor any of its Subsidiaries is subject to, or in any material way affected by, any judgment, order, decree, rule or regulation of any court, governmental authority or arbitration board or tribunal which has materially adversely affected or which could reasonably be expected to materially adversely affect the business, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries taken as a whole or that could adversely affect the consummation of the transactions contemplated hereby or by the Registration Rights Agreement.

4.10 Taxes. The Company and its Subsidiaries have filed all United States federal income tax returns and all other tax returns that are required to be filed by it and all such tax returns are true, correct and complete in all material respects. The Company and its Subsidiaries have paid all taxes for the periods covered by such returns, except for such taxes being diligently contested in good faith and by appropriate proceedings and adequately reserved for in accordance with GAAP on the Company's balance sheet as of September 30, 1996. No claims for additional taxes (as hereinafter defined), interest or penalties are now being asserted or threatened against the Company or any of its Subsidiaries by any taxing authority except for such claims that, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries taken as a whole or are reserved for in accordance with GAAP on the Company's balance sheet as of September 30, 1996. For purposes of this Agreement, the term "taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, use, occupation, transfer, license, payroll, withholding, social security and franchise taxes, imposed by the United States, or any




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state, local of foreign government or subdivision or agency thereof; and such term shall include any interest, penalties or additions to tax attributable to such assessments. For purposes of this Agreement the term "tax return" shall mean any report, return or other information required to be supplied to taxing authority in connection with taxes.

4.11 Compliance with Laws. Neither the Company nor any of its Subsidiaries is, or after giving effect to the transactions contemplated hereby and by the Registration Rights Agreement and the transactions described in the Memorandum under the caption "The Restructuring" and "The Company -- Phillips and Andrus LLC"), will be, in material violation of any statutes, laws, ordinances, rules or regulations, or any judgment, order or decree (Federal, state, local or foreign) to which any of them is, or will be, subject or has failed to obtain any material licenses, permits, franchises or other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its business.

4.12 Private Offering. Neither the Company, its Subsidiaries nor, to the best knowledge of the Company, any person authorized to act on behalf of the Company (other than the Placement Agent, as to whom no such representation or warranty is made) has taken any action which would require registration of the offering and sale of the Shares pursuant to this Agreement or the Other Agreements under the Securities Act or would violate applicable state securities or "blue sky" laws or any rules, regulations or policies adopted thereunder. The Company agrees that it will not, and will not authorize anyone to, take any action so as to require the issuance and sale of the Shares within the provisions of
Section 5 of the Securities Act.

4.13 SEC Reports. Since January 1, 1992, the Company has filed all annual, quarterly and other reports required to be filed by it with the Securities and Exchange Commission (the "SEC") under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of the dates filed, such reports complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4.14 Intellectual Property. Each of the Company and its Subsidiaries owns or possesses all material patents, trademarks, service marks, trade names, copyrights, licenses, and other rights, in each case free from burdensome restrictions (excluding the security interests therein of Bedford and the Bridge Lenders which shall be released upon




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consummation of the Restructuring), which are necessary for the ownership, maintenance and operation of its properties and assets, and neither the Company nor any of its Subsidiaries is in violation of any provision thereof in any material respect.

4.15 Investment Company Act. The Company is not required to register as an investment company under the Investment Company Act of 1940, as amended.

5.  Representations and Warranties of the Subscriber.   The Subscriber
represents and warrants as follows:

5.1 Due Organization, Good Standing and Authority. If the Subscriber is not a natural person, such Subscriber represents and warrants that it is a corporation, partnership or trust duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. If the Subscriber is a natural person, it represents and warrants that (i) it is over 21 years of age, and (ii) the address set forth under its name on the signature page hereof is its true and correct address and residence.

5.2 Authorization and Validity of Agreement. This Agreement has been duly authorized, executed and delivered by the Subscriber and constitutes a valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

5.3 Accredited Investor. The Subscriber understands that the Shares to be sold to such Subscriber are being offered and sold without registration under the Securities Act, in reliance, in part, upon the exemption provided in Regulation D promulgated under Section 4(2) of the Securities Act. The Subscriber further understands that such exemption depends in part upon, and such Shares are being sold in reliance on, each of the representations and warranties set forth in this Section and in Section 5 of the Other Agreements. The Subscriber is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, as indicated by the responses to the Confidential Investor Questionnaire attached hereto.

5.4 Investment Intent. The Subscriber represents to the Company that it is purchasing the Shares to be purchased by it solely for its own account or as trustee for a commingled pension trust and with no intention of distributing or reselling said Shares or any part thereof, or interest therein, in any transaction which would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to the Subscriber's right at all times to sell or otherwise dispose of all or any part of said Shares under a registration under the Securities Act or under an





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exemption from such registration available under the Securities Act and any applicable state securities law, and subject, nevertheless, to the disposition of the Subscriber's property being at all times within the Subscriber's control in compliance with applicable Federal and state regulations.

5.5  Accuracy and Reliance.

(a) All of the information concerning the Subscriber supplied by it in any materials furnished to the Company or the Placement Agent is accurate and complete.

(b) The Subscriber hereby acknowledges that it has made, and is solely responsible for making, its own independent evaluation of the economic and other risks involved in its investment in the Shares and its own independent decision to make such investment. The Subscriber hereby acknowledges that it has prior investment experience, including investment in non-listed and non-registered securities, or has employed the services of an investment advisor, attorney and/or accountant to read all of the documents furnished or made available by the Company to the Subscriber and to evaluate the merits and risks of such an investment on its behalf. The Subscriber can bear the economic risk of this investment and can afford a complete loss of its investment.

(c) The Subscriber hereby acknowledges that it has been furnished with a copy of the Memorandum, and any other documents that it has deemed necessary and requested in connection with its evaluation of the offering of the Shares. The Subscriber has been given the opportunity to ask questions of, and receive answers from, the Company with respect to the business, financial condition and results of operations of the Company and its Subsidiaries and the terms and conditions of the offering of the Shares; and the Subscriber has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in the Memorandum or the accuracy of the information that was otherwise provided in order for it to evaluate the merits and risks of an investment in the Shares to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense.

6.  Compliance with the Securities Act.

6.1  Certificates Evidencing the Shares.

(a) The Subscriber hereby acknowledges and agrees that each certificate evidencing the Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:



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"THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS. THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN SECTION 6 OF THE SUBSCRIPTION AGREEMENT DATED AS OF DECEMBER 23, 1996, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF PMC INTERNATIONAL, INC."

(b) The certificates representing the Common Stock and each certificate issued in transfer thereof, shall also bear any legend required under any applicable state securities or "blue sky" laws.

(c) The Subscriber consents to the Company's making a notation on its records or giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer mentioned in this Section 6.

6.2 Notice of Proposed Transfer; Opinion of Counsel. Prior to any transfer of any Shares which is not registered under an effective registration statement under the Securities Act, the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and shall deliver an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that the proposed transfer may be effected without registration of such Shares under the Securities Act. Each certificate issued upon or in connection with the transfer of the Shares shall bear the appropriate restrictive legend set forth in Section 6.1, unless in the opinion of such counsel such legend is no longer required to insure compliance with the Securities Act. The Company will pay the reasonable fees and disbursements of counsel (other than house counsel) for any holder of Shares in connection with any and all opinions rendered by such counsel pursuant to this Section 6.2 when no registration statement is in effect.

7.  Miscellaneous.

7.1 Filing of Registration Statement. In the event that either (a) the registration statement required to be filed by the Company pursuant to Section
2.1 of the Registration Rights Agreement shall not have been so filed with the SEC on or prior to the 45th calendar day following the Closing Date or (b) such registration statement shall have been filed within such 45-day period but shall not have been declared effective by the SEC on or prior to the 150th calendar day after the filing date for such registration statement, then the

Company shall, within thirty days of the first of such events not to have occurred, offer to the Subscriber the opportunity to purchase at a price of $.01 per share that number of shares of Common Stock equal to 1/6th of the total number of shares of Common Stock purchased by the Subscriber pursuant to this Agreement.

7.2 Directorships. At a date (or dates) mutually acceptable to the Company, the Subscriber and the Other Subscribers (which date shall be no more than 90 days following the Closing unless the Subscriber and the Other Subscribers shall agree), the Company shall cause its Board of Directors to be expanded by two and shall appoint a director selected by the Subscriber and the Other Subscribers (the "Subscribers' Director") and a director who is mutually acceptable to the Company, the Subscriber and the Other Subscribers (the "Mutually Acceptable Director"), which Mutually Acceptable Director shall initially be Emmett J. Daly. D. Porter Bibb shall continue to serve as a member of the Board of Directors until the earlier of such time as both the Subscribers' Director and the Mutually Acceptable Director have been appointed as such or his voluntary resignation from the Board of Directors. The Company agrees to nominate for director and solicit proxies or consents in favor of the
(a) Subscribers' Director for so long as the Subscriber and the Other Subscribers own, individually or in the aggregate, 10% or more of the outstanding Common Stock and (b) Mutually Acceptable Director for so long as the Subscriber and the Other Subscribers own, individually or in the aggregate, 5% or more of the outstanding Common Stock.

7.3 Survival of Representations and Warranties; Severability. All representations, warranties and agreements contained in this Agreement or made in writing by or on behalf of the Company or by the Subscriber in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by the Subscriber or any other holder of the Shares on the Subscriber's behalf, the purchase of the Shares under this Agreement and any disposition or payment of the Shares. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall be deemed representations and warranties of the Company under this Agreement.

7.4 Termination of Agreement. This Agreement may be terminated and the transactions contemplated herein abandoned (i) by the written agreement of the Company and the Subscriber or (ii) by any party if the Closing has not occurred by February 28, 1997.

7.5 Amendment; Waiver. No provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing executed by the parties hereto.

7.6 Notices, etc. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, by a nationally recognized overnight courier, postage prepaid, or by telecopy addressed: (i) if to the Subscriber, at such address or telecopy number as the Subscriber shall have furnished to the Company in writing from time to time for such purpose, or (ii) if to any other holder of any Shares, at such address as such other holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Share who has furnished an address to the Company, or (iii) if to the Company, to PMC International, Inc., Anaconda Tower, 14th Floor, 555 Seventeenth Street, Denver, Colorado 80202 to the attention of its President, or at such other address or to the attention of such other officer, as the Company shall have furnished to the Subscriber and each such other holder in writing.

7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not. This Agreement may not be assigned without the prior written consent of the other party hereto.

7.8 Descriptive Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

7.9 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF COLORADO, WITHOUT REGARD TO PRINCIPLES OF
CONFLICT OF LAWS.

7.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

7.11  Integration; Severability.

(a) This Agreement, including Schedule A and the Confidential Investor Questionnaire attached hereto, embodies the entire agreement and understanding between the Subscriber and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof.

(b) Any provisions of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or effecting the validity, unenforceability or legality of such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PMC INTERNATIONAL, INC.


By:
Name:


KEEFE, BRUYETTE & WOODS, INC.


By:
Name:



Name of Entity (Print or Type)


By:
Name:



Signature of Individual Subscriber



Name of Individual Subscriber


Address of Subscriber:








SCHEDULE A

                                                   PURCHASE PRICE
SUBSCRIBER                      # OF SHARES          PER SHARE